EXHIBIT 77I

Columbia Funds Series Trust I - Semi-Annual N-SAR report for the fiscal period ending 09/30/12

Columbia Active Portfolios - Select Large Cap Growth Fund
Columbia Pacific/Asia Fund
Columbia Select Large Cap Growth Fund
 (each a "Fund", collectively the "Funds")


Item 77I/77Q1(d) - Terms of new or amended securities:

On June 15, 2012, a Form Type 485(b), Accession No. 0001193125-12-
272176, an amendment to the registration statement of Columbia Funds Series Trust I, was filed with the SEC. This amendment registered new class of shares of the Fund listed below, effective June 18, 2012, and describes the characteristics of the new class of shares:

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Fund                                    New Share Class
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Columbia Pacific/Asia Fund		W
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